Filed Pursuant to Rule 433
                                                    Registration No.: 333-132249

                           Banc of America Securities

   --------------------------------------------------------------------------
   The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

   Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Mortgage Pass-Through Certificates, Series 2006-7

Banc of America Alternative Loan Trust 2006-7
Issuing Entity


Banc of America Mortgage Securities, Inc.
Depositor


Bank of America, National Association
Sponsor and Servicer


Bank of America [LOGO] (TM)



September 12, 2006



--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

            THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The information contained in this free writing prospectus should be read in conjunction with the information contained in the Depositor's most recent base prospectus and the information provided by Banc of America Securities LLC (the "Underwriter"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated June 27, 2006 attached to the prospectus supplement dated June 28, 2006 relating to the Banc of America Alternative Loan Trust 2006-6 Mortgage Pass-Through Certificates, Series 2006-6 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-132249-06). You should carefully read this free writing prospectus and the base prospectus, as well as the information provided by the Underwriter, before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.



--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Banc of America Securities      Banc of America Alternative Loan Trust 2006-7
                 [LOGO] (TM)   Mortgage Pass-Through Certificates, Series 2006-7
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms
-------------------------------------------------------------------------------

Transaction.................. Banc of America Alternative Loan Trust 2006-7
                              Mortgage Pass-Through Certificates, Series 2006-7

Issuing Entity............... Banc of America Alternative Loan Trust 2006-7

Depositor.................... Banc of America Mortgage Securities, Inc.

Underwriter.................. Banc of America Securities LLC

Sponsor and Servicer......... Bank of America, National Association

Trustee...................... Wells Fargo Bank, N.A.

Rating Agencies.............. At least two of Standard & Poor's, Moody's and/or
                              Fitch Ratings will rate the offered Senior
                              Certificates. At least one of the above Rating Agencies will rate the offered Subordinate Certificates.

Certificates................. The Certificates may be a single group of certificates or divided into multiple groups of certificates. One or more classes of certificates may be comprised of two or more components. The components of a class are not severable. Each group of certificates will be a group as to which the aggregate principal balance of the related mortgage loans as of the Cut-off Date exceeds the aggregate Class Balance of the related classes of certificates (each such group, an "Overcollateralized Group").

Overcollateralized
Certificates................. The senior certificates of an Overcollateralized
                              Group are referred to herein as the
                              "Overcollateralized Senior Certificates." The Overcollateralized Senior Certificates will consist of one or more classes of certificates. Each Overcollateralized Group will have a corresponding group of subordinate certificates (the "Overcollateralized Subordinate
                              Certificates") which may or may not be shared with one or more other groups of Overcollateralized Senior Certificates. The Overcollateralized Senior Certificates and Overcollateralized Subordinate Certificates are referred to herein as the "Overcollateralized Certificates."

                              Credit enhancement for the Overcollateralized Certificates will consist of Excess Interest, Overcollateralization, Subordination and
                              Cross-collateralization as described under
                              "Preliminary Credit Support for the
                              Overcollateralized Certificates" herein.

Senior Certificates.......... The Overcollateralized Senior Certificates.

Subordinate Certificates..... The Overcollateralized Subordinate Certificates.

Exchangeable Certificates and
Exchangeable REMIC
Certificates................. If indicated in the prospectus supplement, a class or combination of classes of exchangeable REMIC certificates may be exchangeable for certain class or classes of exchangeable certificates in certain combinations specified in the prospectus supplement.

Offered Certificates......... Senior Certificates and Subordinate Certificates
                              rated BBB- or Baa3 or better.

Expected Closing Date........ September 28, 2006

Expected Investor
Closing Date................. September 29, 2006

Distribution Date............ 25th of each month, or the next succeeding business day (First Distribution Date: October 25,
                              2006)

Cut-off Date................. September 1, 2006

Determination Date........... For any Distribution Date, the 16th day of the
                              month in which the Distribution Date occurs or, if that day is not a business day, the immediately preceding business day.

Record Date.................. For any Distribution Date, the close of business on the last business day of the month preceding the month of that Distribution Date.

Day Count.................... 30/360

Clearing..................... DTC, Clearstream and Euroclear.

Denominations:

                                        Original                                                   Incremental
                                    Certificate Form            Minimum Denominations             Denominations
                                    ---------------------------------------------------------------------------

Senior Certificates (other than        Book Entry                      $1,000                          $1
any Principal Only Certificates
and Interest Only Certificates)

Interest Only Certificates             Book Entry               $1,000,000 (notional                $1 or N/A
                                                            amount) or size of class, if
                                                                less than $1,000,000

Principal Only Certificates and        Book Entry                      $25,000                         $1
Subordinate Certificates

SMMEA Eligibility............ The Senior Certificates and the most senior class or classes of Subordinate Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

ERISA Eligibility............ A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

                              The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

                              The Exemption may cover the acquisition and holding of the Senior Certificates (other than any residual certificates) by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

                              If there are Mortgage Loans with loan-to-value ratios in excess of 100% in the Mortgage Pool or in a loan group within the Mortgage Pool, the Exemption will not cover the acquisition and holding of the related offered Super Senior Support or Subordinate Certificates.

                              Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Tax Structure................ For federal income tax purposes, the Trust will be treated as one or more "real estate mortgage investment conduits" (each, a "REMIC").

                              o   The Senior Certificates (other than the
                                  residual certificate and any exchangeable certificates) and the Subordinate Certificates will constitute "regular interests" in a REMIC and will be treated as newly-originated debt instruments for most federal income tax purposes.

                              o   Generally, for a class of component
                                  certificates, each component, rather than the class itself, will constitute a regular interest in a REMIC.

                              o The residual certificate will represent the sole "residual interest" in each REMIC.

                              You must report income received on your Offered Certificates as it accrues from Distribution Date to Distribution Date, even if it is before such income is distributed in cash to you.

                              Certain classes of Offered Certificates may be issued with "original issue discount." If your class of Offered Certificates is issued with original issue discount, you must report original issue discount income over the life of your Certificate, often well before such income is distributed in cash to you.

                              If you hold an Offered Certificate that has the benefit of a yield maintenance agreement and is entitled to certain payments from a reserve account, you will be treated as owning two assets, a REMIC regular interest and the right to receive payments from the reserve fund, and will be required to account separately for each of these assets for federal income tax purposes.

                              If you hold an Offered Certificate that is an exchangeable certificate, you should be aware that the arrangement under which any exchangeable certificates are created will be classified as a grantor trust and each class of exchangeable certificates so created will represent beneficial ownership of an interest in each related exchangeable REMIC certificate.

Optional Termination Date.... On any Distribution Date on which the aggregate
                              Stated Principal Balance of the Mortgage Loans is less than 10% of the initial aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date, the Depositor may, at its option, subject to certain conditions, purchase the Mortgage Loans, which would effect an early retirement of the Certificates.

                              If the Mortgage Loans are divided into multiple loan groups with more than one set of Subordinate Certificates, the Depositor may, at its option, subject to certain conditions, purchase the Mortgage Loans in one or some of the loan groups, which would effect an early retirement of only the related Certificates.

The Pooling Agreement........ The Certificates will be issued pursuant to a
                              Pooling and Servicing Agreement (the "Pooling Agreement") to be dated the Closing Date, among the Depositor, the Servicer and the Trustee.

The Mortgage Pool............ The "Mortgage Pool" will consist of fixed interest rate, fully-amortizing mortgage loans (the
                              "Mortgage Loans") secured by first liens on one- to four-family residential properties. All of the Mortgage Loans were originated or acquired by Bank of America, National Association, which is an affiliate of the Depositor and Banc of America Securities LLC. In addition, certain of the Mortgage Loans were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of Bank of America, National Association. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus.

                              The Mortgage Pool may be divided into multiple loan groups. The Mortgage Loans in a loan group corresponding to an Overcollateralized Group are referred to herein as an "Overcollateralized Loan Group." In addition, if there is more than one Overcollateralized Loan Group, the Mortgage Loans corresponding to such Overcollateralized Loan Groups may be referred to herein as the "Overcollateralized Mortgage Pool."

The Mortgage Loans........... The Mortgage Loans consist of fixed interest rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties. Substantially all of the Mortgage Loans will have original terms to stated maturity of approximately 15 to 30 years. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. If indicated in the Collateral Summary at the end of this Free Writing Prospectus, certain of the Mortgage Loans may be subject to prepayment premiums. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The Trust may issue a Class P Certificate which will be entitled to receive all or part of such prepayment premiums. Such prepayment premiums will not otherwise be distributed on the Certificates. See the Collateral Summary at the end of this Free Writing Prospectus for more information about the Mortgage Loans.

Yield Maintenance Agreements. The Trustee on behalf of the Trust may enter into one or more yield maintenance agreements (each, a "Yield Maintenance Agreement") with one or more counterparties (each, a "Counterparty") for the benefit of one or more classes. With respect to each Yield Maintenance Agreement, for any Distribution Date that such Yield Maintenance Agreement is in effect, if LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds a designated strike percentage, the Counterparty will be obligated to pay to the Trustee, for deposit into the related Reserve Fund, an amount equal to the product of
                              (a) the amount by which (i) the lesser of LIBOR and a designated maximum percentage exceeds (ii) the designated strike percentage, (b) the lesser of the applicable Class Balance(s) and related notional amount as set forth for such Distribution Date in the related Yield Maintenance Agreement and (c) one-twelfth.

                              Pursuant to the Pooling Agreement, the Trustee will establish a separate trust account (the "Reserve Fund") for deposit of any payments that it may receive under a Yield Maintenance Agreement. Each Reserve Fund is part of the trust fund but will not be an asset of any REMIC.

                              Amounts on deposit in a Reserve Fund will be used to make certain payments on a specified class or classes of Overcollateralized Certificates that have the benefit of a Yield Maintenance Agreement. The identity of the Counterparty or the minimum rating of the Counterparty will be provided by the Underwriter.

Compensating Interest........ Pursuant to the Pooling Agreement, the aggregate
                              Servicing Fee payable to the Servicer for any month will be reduced (but not below zero) by an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for such Distribution Date and (ii) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month preceding the month of such Distribution Date (such amount, the "Compensating Interest").

                              If a group of Subordinate Certificates supports multiple groups of Senior Certificates, Compensating Interest will be determined on an aggregate basis with respect to all related loan groups. If a group of Subordinate Certificates supports one group of Senior Certificates, Compensating Interest will be determined for the related loan group.

Prepayment Interest Shortfall A "Prepayment Interest Shortfall" on a Mortgage
                              Loan is equal to the difference between (x) 30 days' interest at the mortgage interest rate (less the servicing fee rate) on the amount of the prepayment on such Mortgage Loan minus (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayment during the preceding month.

Advances..................... Subject to certain limitations, the Servicer will be required pursuant to the Pooling Agreement to advance (any such advance, an "Advance") prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related Determination Date. Advances made by the Servicer will be made from its own funds or funds available for future distribution. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. An "REO Property" is a Mortgaged Property that has been acquired by the Trust through foreclosure or grant of a deed in lieu of foreclosure.

                              The Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If the Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement of such funds from the custodial account.

Class Balance................ The "Class Balance" of a class of Certificates at any time will equal its initial Class Balance, or in the case of a class of Exchangeable REMIC Certificates or Exchangeable Certificates, the portion of the maximum initial Class Balance then represented by the outstanding Certificates of such class of the maximum initial Class Balance less (i) all distributions of principal made to such class, and (ii) losses allocated to such class.

Net Mortgage Interest Rate... The "Net Mortgage Interest Rate" of a Mortgage
                              Loan is the excess of its mortgage interest rate over the sum of the servicing fee rate (which is 0.25%) and the trustee fee rate (which is 0.00325%).

Notional Amount.............. The "Notional Amount" of any interest only certificates (or any components of any interest only certificates) will be equal to a percentage or all of the Class Balance(s) of another class or classes.

Stated Principal Balance..... The "Stated Principal Balance" means, as to any
                              Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and proceeds of liquidation (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any deficient valuation by a court in connection with a bankruptcy.

Exchangeable REMIC
Certificates and
Exchangeable Certificates.... Certain Classes of Offered Certificates identified as "Exchangeable REMIC Certificates" may be exchanged in certain allowable combinations (a "REMIC Combination") for a proportionate interest in certain related Certificates identified as "Exchangeable Certificates". All or a portion of the Exchangeable Certificates in an Exchangeable Combination may also be exchanged for a proportionate interest in each class of Exchangeable REMIC Certificates in the related REMIC Combination in the same manner. This process may occur repeatedly.

                              The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Balances and notional amounts, if any, of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the maximum initial Class Balances and notional amounts, if any, of such Certificates bear to one another as shown in the prospectus supplement.

                              Holders of each class of Exchangeable Certificates in an allowable combination will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates of the related REMIC Combination.

                              In the event that Exchangeable REMIC Certificates are exchanged for an allowable combination of Exchangeable Certificates, then

                              o   the aggregate principal balance of the
                                  Exchangeable Certificates received in the exchange will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged; and

                              o the aggregate amount of interest and principal payable on each distribution date with respect to the Exchangeable Certificates received in the exchange will equal the aggregate amount of interest and principal that would have been payable on the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred; and

                              o the aggregate amount of principal and interest losses and interest shortfalls allocated to the Exchangeable Certificates received in the exchange will equal the aggregate amount of principal and interest losses and interest shortfalls that would have been allocated to the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred.

                              Each class of Exchangeable Certificates in an allowable combination (other than a class of interest only certificates, if any) will be entitled to its proportionate share of the principal distributions that would have been payable on the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred. In addition, each class of Exchangeable Certificates (other than a class of interest only certificates, if any) in an allowable combination will bear a proportionate share of principal losses that would have been allocated to the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred.

Distributions on the Overcollateralized Certificates:

General...................... Distributions on the Overcollateralized
                              Certificates will be made on each Distribution Date from Available Funds received on the Mortgage Loans in the Overcollateralized Loan Group or Groups.

                              "Available Funds" for a Distribution Date is equal to the sum of the Interest Remittance Amounts and the Principal Remittance Amounts for the Overcollateralized Loan Group or Groups.

                              The "Interest Remittance Amount" means generally as of any Distribution Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the payment due on the Mortgage Loans in the related Overcollateralized Loan Group on the due date of the calendar month in which such Distribution Date occurs and received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fees for such Mortgage Loans, certain amounts available for reimbursement of Advances and servicing advances with respect to such Mortgage Loans and certain other reimbursable expenses and indemnities pursuant to the Pooling Agreement), (ii) all Compensating Interest paid by the Servicer for such Distribution Date with respect to the Mortgage Loans in such Overcollateralized Loan Group and (iii) the portion of any payment in connection with any principal prepayment, substitution, purchase price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans in such Overcollateralized Loan Group received during the prior calendar month.

                              "Principal Remittance Amount" means generally with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts (without duplication) available for reimbursement of Advances and servicing advances and certain other reimbursable expenses and indemnities pursuant to the Pooling Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans in an Overcollateralized Loan Group: (i) each payment of principal on a Mortgage Loan in an Overcollateralized Loan Group due on the due date in the month of such Distribution Date and received by the Servicer on or prior to the Determination Date for such Distribution Date, including any Advances made by the Servicer with respect thereto, (ii) all full and partial principal prepayments on the Mortgage Loans in such Overcollateralized Loan Group received by the Servicer during the prior calendar month, (iii) all insurance proceeds, recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer with respect to the Mortgage Loans in an Overcollateralized Loan Group during the prior calendar month, (iv) the portion of the purchase price allocable to principal of all repurchased defective Mortgage Loans in an Overcollateralized Loan Group or Groups with respect to the prior calendar month, (v) the portion of any payment in connection with the substitution of a Mortgage Loan relating to principal in an Overcollateralized Loan Group or Groups received during the prior calendar month and (vi) the portion of the purchase price allocable to principal received in connection with the optional purchase of an Overcollateralized Loan Group or Groups.

Interest..................... Interest will accrue on the Certificates during each one-month period (i) ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular Interest Accrual Period") or (ii) commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which each Distribution Date occurs (each, a "LIBOR Based Interest Accrual Period" or "No Delay Interest Accrual Period" and together with a Regular Interest Accrual Period, an "Interest Accrual Period"). The initial Regular Interest Accrual Period will be deemed to have commenced on September 1, 2006 and any initial LIBOR Based Interest Accrual Period or No Delay Interest Accrual Period will be deemed to have commenced on September 25, 2006.

                              As illustrated below, interest payments received from the OC Mortgage Loans will be used first to pay interest that accrues on the Overcollateralized Senior Certificates and then generally to pay interest that accrues on the Overcollateralized Subordinate Certificates. If there is more than one Overcollateralized Loan Group, payments on the Mortgage Loans in one of the Overcollateralized Loan Groups may be used to make certain distributions to the holders of the Senior Certificates relating to the other Overcollateralized Loan Group or Groups.

                              Interest collections received on the Mortgage Loans in an Overcollateralized Loan Group will be paid in the following order of priority:

                              first, to the Overcollateralized Senior
                              Certificates of the related Overcollateralized Group, to pay Accrued Certificate Interest;

                              second, to the Overcollateralized Senior
                              Certificates of the related Overcollateralized Group, to pay any Interest Carry Forward Amount;

                              third, to the Overcollateralized Senior
                              Certificates of the other Overcollateralized Group or Groups, if any, to pay Accrued Certificate Interest (to the extent not paid in priority first above);

                              fourth, to the Overcollateralized Senior
                              Certificates of the other Overcollateralized Group or Groups, if any, to pay any Interest Carry Forward Amount (to the extent not paid in priority second above);

                              fifth, from the remaining interest collections for the Overcollateralized Loan Group or Groups, to pay Accrued Certificate Interest to the classes of Overcollateralized Subordinate Certificates in order of payment priority; and

                              sixth, to be distributed as part of monthly excess cashflow.

Principal.................... Principal payments received on the Mortgage Loans will be used first to pay principal on the related Overcollateralized Senior Certificates in accordance with the priorities determined by the Underwriter and then generally to pay principal on the Overcollateralized Subordinate Certificates. If there is more than one Overcollateralized Loan Group, payments on the Mortgage Loans in one of the Overcollateralized Loan Groups may be used to make certain distributions to the holders of the Senior Certificates relating to the other Overcollateralized Loan Group or Groups.

                              Prior to the Stepdown Date or when a Trigger Event is in effect, principal collections received on the Mortgage Loans will be paid in the following order of priority:

                              first, to the Overcollateralized Senior
                              Certificates of the related Overcollateralized Group, to pay principal;(1)

                              second, to the Overcollateralized Senior
                              Certificates of the other Overcollateralized Group or Groups, if any, to pay principal (to the extent not paid in priority first above);(1)

                              third, from the remaining principal collections for the Overcollateralized Loan Group or Groups, to pay principal to each class of Overcollateralized Subordinate Certificates in order of payment priority; and

                              fourth, to be distributed as part of monthly excess cashflow.

                              After the Stepdown Date and as long as no Trigger Event is in effect, principal collections received on the Mortgage Loans will be paid in the following order of priority:

                              first, to the Overcollateralized Senior
                              Certificates of the related Overcollateralized Group, to pay principal, up to their Senior Principal Distribution Amount;(1)

                              second, to the Overcollateralized Senior
                              Certificates of the other Overcollateralized Group or Groups, if any, to pay principal (to the extent not paid in priority first above), up to their Senior Principal Distribution Amount;(1)

                              third, from the remaining principal collections for the Overcollateralized Loan Group or Groups, to pay principal to each class of Overcollateralized Subordinate Certificates, in order of payment priority, up to their respective Subordinate Principal Distribution Amount, beginning with the class of highest payment priority; and

                              fourth, to be distributed as part of monthly excess cashflow.

                              (1) The priority of principal distributions among
                                  the Senior Certificates will be provided by the Underwriter.

Monthly Excess Cashflow...... The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Overcollateralized Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Overcollateralized Certificates. This excess interest for a collection period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

                              If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, these Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Class Balance of the Overcollateralized Certificates). The cashflow priorities in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted
                              Overcollateralization Amount.

                              On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the cashflow priorities of this transaction permit a portion of the Principal Remittance Amount for that Distribution Date not to be passed through as a distribution of principal on the Overcollateralized Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Overcollateralized Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Overcollateralized Certificates therefore releases a limited portion of the overcollateralization from the trust fund.

                              On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates is the "Monthly Excess Cashflow Amount," which is required to be applied in the following order of priority on that Distribution
                              Date:

                                                Excess Cashflow

                              first, pro rata, to the Overcollateralized Senior Certificates, to pay any remaining Accrued Certificate Interest;

                              second, pro rata, to the Overcollateralized Senior Certificates, to pay any Interest Carry Forward Amount;

                              third, to each class of Overcollateralized
                              Subordinate Certificates, first to pay Accrued Certificate Interest, then to pay Interest Carry Forward Amount and finally to reimburse for Realized Losses applied to that class, in numerical order, beginning with the class of Overcollateralization Certificates with the highest payment priority; and

                              fourth, to the non-offered classes of Certificates relating to the Overcollateralized Loan Groups in the amounts specified in the Pooling Agreement.

Interest Rates on the
Certificates................. Interest for each Distribution Date will accrue on the Overcollateralized Certificates during the related Interest Accrual Period at a per annum rate (the "Certificate Interest Rate") provided by the Underwriter.

Definitions Relating to Distributions on the Overcollateralized Certificates:

60+ Day Delinquent Loan...... Each Mortgage Loan in an Overcollateralized Loan
                              Group (including each such Mortgage Loan in foreclosure and each such Mortgage Loan for which the mortgagor has filed for bankruptcy after the closing date) with respect to which any portion of a monthly payment is, as of the due date in the month prior to such Distribution Date, two months or more past due and each Mortgage Loan in the Overcollateralized Loan Group relating to an REO property.

Accrued Certificate Interest. With respect to each Class of Overcollateralized
                              Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Balance of such class of Overcollateralized Certificates, minus each class's percentage of any Relief Act Reduction.

Applied Realized Loss Amount. If, after giving effect to the distribution of the
                              Principal Distribution Amount on any Distribution Date and the increase of any Class Balances as a result of subsequent recoveries, the aggregate Class Balance of the Overcollateralized Certificates exceeds the Pool Balance as of the end of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date, the resulting excess (the "Applied Realized Loss Amount") will be allocated sequentially to the Overcollateralized Subordinate Certificates, in reverse order or priority, until their respective Class Balances are reduced to zero.

Extra Principal Distribution
Amount....................... As of any Distribution Date, the lesser of (x) the
                              Monthly Excess Interest Amount for that
                              Distribution Date and (y) the
                              Overcollateralization Deficiency for that
                              Distribution Date.

Interest Carry Forward
Amount....................... With respect to any class of Overcollateralized
                              Certificates and any Distribution Date, the sum of
                              (a) the excess, if any, of the Accrued Certificate Interest for such Distribution Date over the amount in respect of interest actually distributed on such class for such Distribution Date, (b) any remaining unpaid Interest Carry Forward Amount from prior Distribution Dates and (c) interest on such remaining Interest Carry Forward Amount referred to in clause (b) at the applicable Certificate Interest Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Overcollateralization
Amount....................... As of any Distribution Date the excess, if any, of
                              (x) the Pool Balance as of the last day of the related collection period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date over (y) the aggregate Class Balance of all classes of Overcollateralized Certificates (after taking into account all distributions of principal on that Distribution Date and the increase of any Class Balance as a result of subsequent recoveries).

Overcollateralization
Deficiency................... As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the Class Balances of all classes of Overcollateralized Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date.

Overcollateralization Release
Amount....................... With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for that Distribution Date and
                              (y) the excess, if any, of (i) the
                              Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Overcollateralized Certificates on that Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Pool Balance................. The aggregate of the Stated Principal Balances of the Mortgage Loans in all loan groups as of any date of determination.

Relief Act Reduction......... A reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation.

Credit Enhancement
Percentage................... With respect to any class of Overcollateralized
                              Certificates and any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Balance of the class or classes of Certificates with a lower distribution priority than such class before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and
                              (ii) the Overcollateralization Amount after taking into account the distribution of the Principal Distribution Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date.

Stepdown Date................ The earlier to occur of (i) the Distribution Date on which the aggregate Class Balance of the Overcollateralized Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in October 2009 and (y) the Distribution Date on which the Credit Enhancement Percentage for the Overcollateralized Senior Certificates is greater than or equal to the Senior Specified Enhancement Percentage.

Targeted Overcollateralization
Amount....................... As of any Distribution Date, (x) prior to the
                              Stepdown Date, approximately 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized Loan Group as of the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized Loan Group as of due date in the month of such Distribution Date and (b) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized Loan Group as of the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

                              The meanings of the following terms will be included in information provided by the
                              Underwriter: Principal Distribution Amount, Senior Specified Enhancement Percentage, Senior Principal Distribution Amount, Subordination Principal Distribution Amount, Targeted
                              Overcollateralization Amount and Trigger Event.

                              Allocations of Losses on the Overcollateralized
                              Certificates:

                              If, on any Distribution Date after the Class
                              Balances of the Overcollateralized Certificates have been reduced by the amount of cash paid on that date, the total Class Balance of the Overcollateralized Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized Group or Groups, the Class Balance of the Overcollateralized Subordinate Certificates that are lowest in order of payment priority will be reduced by the amount of such excess. Once the Class Balance of a class is reduced by Realized Losses allocated to it, this balance will not be reinstated (except in the case of subsequent recoveries). The Class Balances of the Overcollateralized Senior Certificates will not be reduced by these Realized Losses, although the Overcollateralized Senior Certificates may experience losses if the credit enhancements are exhausted.

                              In general, a "Realized Loss" means, (a) with respect to a Mortgage Loan that has been liquidated, the amount by which the remaining aggregate Stated Principal Balance of the Mortgage Loan exceeds the amount of proceeds from the liquidation applied to the principal balance of the related Mortgage Loan and (b) losses due to the bankruptcy of the mortgagor.

Preliminary Credit Support
for the Overcollateralized
Certificates................. Excess Interest: Because more interest is expected to be paid by the mortgagors on the Mortgage Loans in an Overcollateralized Loan Group than is necessary to pay the interest earned on the related Certificates and because the aggregate Class Balance of the Overcollateralized Certificates is expected to be less than the aggregate Stated Principal Balance of the Mortgage Loans in the related Overcollateralized Loan Group, it is expected there will be excess interest each month. Any such excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the Overcollateralized Certificates and to reimburse the Overcollateralized Certificates for losses and certain shortfalls that they previously experienced.

                              Overcollateralization: If the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized Loan Group exceeds the aggregate Class Balance of the Overcollateralized Certificates, there will be overcollateralization available to absorb losses on the Mortgage Loans of such Overcollateralized Loan Group before such losses affect the Overcollateralized Certificates. If the level of overcollateralization falls below the Targeted Overcollateralization Amount for a Distribution Date, the excess interest described above will be paid to the Overcollateralized Certificates as principal. This will have the effect of reducing the aggregate Class Balance of the Overcollateralized Certificates faster than the aggregate Stated Principal Balance of the Mortgage Loans in such Overcollateralized Loan Group until the required level of overcollateralization is reached.

                              Subordination: On each Distribution Date, classes of Overcollateralized Certificates that are lower in order of payment priority will not receive payments until the classes of Overcollateralized Certificates that are higher in order of payment priority have been paid. If there are insufficient funds on a Distribution Date to pay all classes of Overcollateralized Certificates, the
                              Overcollateralized Subordinate Certificates will be the first to forego payment, in reverse order of payment priority.

                              Cross-collateralization: If there is more than one Overcollateralized Group, in certain circumstances, payments on the Mortgage Loans of an Overcollateralized Loan Group may be used to make certain distributions to the holders of the Overcollateralized Certificates of unrelated Overcollateralized Groups.

The Sponsor and Servicer..... Bank of America, National Association ("Bank of
                              America") will serve as the sponsor (the
                              "Sponsor") and the servicer (the "Servicer") of the Certificates.

                              See "The Sponsor," "The Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling Agreement" in the base prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in this transaction.

                              All of the Mortgage Loans will be serviced by the Servicer in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the Servicer alone were servicing the Mortgage Loans. See "The Sponsor," "Servicing of the Mortgage Loans -- The Servicers," "-- Servicing Experience and Procedures of Bank of America" and "The Pooling Agreement" in the base prospectus for more information about the Servicer, the Servicer's experience, its servicing procedures and its obligations under the Pooling Agreement.

Static Pool Information...... Information concerning the Sponsor's prior residential mortgage loan securitizations involving both fixed-rate first lien mortgage loans underwritten in accordance with the Sponsor's general underwriting standards described in the base prospectus under "The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General Underwriting Standards" and first lien mortgage loans underwritten in accordance with the Sponsor's alternative underwriting standards described in the base prospectus under "--Bank of America Alternative Underwriting Standards," and, in each case, issued by the Depositor or the Depositor's predecessor is available on the internet at http://www.bofa.com/boams. Although those securitizations involve the most comparable type of mortgage loans to the type of Mortgage Loans contained in the Mortgage Pool, the Sponsor also maintains on that website, for the information of investors, statistical data concerning the Sponsor's prior residential mortgage loan securitizations involving either fixed-rate first lien mortgage loans or adjustable-rate first lien mortgage loans underwritten in accordance with the Sponsor's general underwriting standards issued by the Depositor or the Depositor's predecessor.

                              Without charge or registration, investors can view on this website the following information for each of those securitizations:

                              o   summary initial pool information; and

                              o delinquency, cumulative loss, and prepayment information as of each Distribution Date for the five years preceding the date of first use of the prospectus supplement.

                              In the event any changes or updates are made to the information available on the Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor. The Depositor's address is 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is (704) 387-8239.

                              This static pool data may have been influenced in the past by factors beyond the Sponsor's control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.


                                  Risk Factors
--------------------------------------------------------------------------------

                              The following risk factors are generally applicable to the Offered Certificates.

                              YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH BELOW.

The Rate of Principal
Payments on the Mortgage
Loans Will Affect the Yield on
the Offered Certificates..... Because principal payments on the Mortgage Loans will be distributed currently on the related
                              Senior Certificates and the related Subordinate Certificates, the rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate and timing of payments of principal on the applicable Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the applicable Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

                              The rate of principal payments on the Mortgage Loans will be affected by the following:

                              o   the amortization schedules of the Mortgage
                                  Loans;

                              o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

                              o liquidations of the properties that secure defaulted Mortgage Loans;

                              o repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations or warranties;

                              o the exercise of due-on-sale clauses by the Servicer in connection with transfers of mortgaged properties;

                              o the optional repurchase of all the Mortgage Loans by the Depositor to effect a termination of the Trust or certain of the Mortgage Loans in the Trust when the aggregate Stated Principal Balance of the related Mortgage Loans is less than 10% of the aggregate unpaid principal balance of such Mortgage Loans as of the cut-off date; and

                              o   general and targeted solicitations for
                                  refinancing by mortgage originators (including the Sponsor).

                              The rate of principal payments on the Mortgage Loans will depend greatly on the level of mortgage interest rates:

                              o If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans in the Trust, the rate of prepayment is likely to increase.

                              o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans in the Trust, the rate of prepayment is likely to decrease.

                              If you are purchasing any Offered Certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected. If you are purchasing any Offered Certificates at a premium, and specifically if you are purchasing interest only certificates, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected. You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing any Offered Certificates.

                              The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

                              If you are purchasing Overcollateralized
                              Certificates, you should consider the risk that if the level of overcollateralization falls below the Targeted Overcollateralization Amount, excess interest from the related Mortgage Loans (if any), will be paid to the related Overcollateralized Certificates as principal. This will have the effect of reducing the aggregate Class Balance of the Overcollateralized Certificates faster than the aggregate Stated Principal Balance of the related Mortgage Loans until the required level of overcollateralization is reached.

There is a Risk that Interest
Payments on the Mortgage
Loans May Be Insufficient to
Maintain
Overcollateralization........ Because the weighted average of the mortgage interest rates on the Mortgage Loans in an Overcollateralized Loan Group is expected to be higher than the weighted average of the pass-through rates on the Overcollateralized Certificates, the Mortgage Loans in an Overcollateralized Loan Group are expected to generate more interest than is needed to pay interest owed on the Overcollateralized Certificates as well as certain fees and expenses of the Trust allocable to the Overcollateralized Certificates. After these financial obligations of the Trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the Mortgage Loans in an Overcollateralized Loan Group. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the Rating Agencies. The factors described below will affect the amount of excess interest that the Mortgage Loans in an Overcollateralized Loan Group will generate:

                              o When a Mortgage Loan in an Overcollateralized Loan Group is prepaid in full or repurchased, excess interest will generally be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

                              o   Every time a Mortgage Loan in an
                                  Overcollateralized Loan Group is liquidated or written off, excess interest will be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

                              o If the rates of delinquencies, defaults or losses on the Mortgage Loans in an Overcollateralized Loan Group are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of the Overcollateralized Certificates.

Credit Enhancement for
Overcollateralized Senior
Certificates Increases Risk of
Loss for the Overcollateralized
Subordinate Certificates..... The protections afforded the Overcollateralized
                              Senior Certificates create risks for the Overcollateralized Subordinate Certificates. Prior to any purchase of any Overcollateralized Subordinate Certificates, you should consider the following factors that may adversely impact your yield to maturity:

                              o Because the Overcollateralized Subordinate Certificates receive interest and principal distributions after the Overcollateralized Senior Certificates receive such distributions, there is a greater likelihood that the Overcollateralized Subordinate Certificates will not receive the distributions to which they are entitled on any Distribution Date.

                              o If the Servicer determines not to advance a delinquent payment on a Mortgage Loan in an Overcollateralized Loan Group because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the Overcollateralized Certificates which may impact the Overcollateralized Subordinate Certificates.

                              o The portion of the shortfalls in the amount of interest collections on Mortgage Loans in an Overcollateralized Loan Group that are attributable to prepayments in full or partial prepayments and are not covered by the Servicer may result in a shortfall in distributions on the Overcollateralized Certificates, which will impact the Overcollateralized Subordinate Certificates.

                              o Losses resulting from the liquidation of defaulted Mortgage Loans in an Overcollateralized Loan Group will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the Overcollateralized Certificates. If there is no overcollateralization, losses will be allocated to the Overcollateralized Subordinate Certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the Class Balance of a class has been reduced by a realized loss allocated to an Overcollateralized Subordinate Certificate
                                  (except where a Class Balance has been
                                  increased by a subsequent recovery). A loss allocation results in a reduction in a Class Balance without a corresponding distribution of cash to the holder. A lower Class Balance will result in less interest accruing on the Certificate.

                              o The earlier that a loss on a Mortgage Loan in an Overcollateralized Loan Group occurs, the greater the impact on yield.

Any Yield Maintenance
Agreement is Subject to
Counterparty Risk............The Trustee on behalf of the Trust may enter into one or more Yield Maintenance Agreements with one or more counterparties, for the benefit of certain classes of Certificates. Each Yield Maintenance Agreement will require the applicable counterparty to make certain payments in certain circumstances. To the extent that payments on such Certificates depend in part on payments to be received by the Trustee under the related Yield Maintenance Agreement, the ability of the Trustee to make such payments on such Certificates will be subject to the credit risk of the applicable counterparty.

Delinquencies and Losses
on the Mortgage Loans Will
Adversely Affect Your Yield.. Delinquencies on the mortgage loans which are not advanced by or on behalf of the Servicer (because the Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the related Senior Certificates and the related Subordinate Certificates. The Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the Mortgage Loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the related Subordinate Certificates (in reverse order of payment priority), and then by the related Senior Certificates.

                              Losses generally will be borne by the related Subordinate Certificates. As a result, the yields on the Offered Certificates will depend on the rate and timing of realized losses on the related Mortgage Loans.

There Are Risks Relating to
Exchangeable REMIC Certificates
and Exchangeable
Certificates................. If you are purchasing any Exchangeable REMIC
                              Certificates or Exchangeable Certificates, you should consider that the characteristics of any Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchangeable REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

                              o   At the time of the proposed exchange, a
                                  certificateholder must own Certificates of the related Class or Classes in the proportions necessary to make the desired exchange.

                              o A certificateholder that does not own the Certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates because the holders of the needed Certificates may be unwilling or unable to sell them or because the necessary Certificates have been placed into other financial structures.

                              o Principal distributions will decrease the amounts available for exchange over time.

Credit Scores May Not
Accurately Predict the
Likelihood of Default........ The Sponsor generally uses Credit Scores as part of its underwriting process. The attached collateral summary shows credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. Neither the Depositor nor the Sponsor makes any representations any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic Concentration
May Increase Risk of Loss
Due to Adverse Economic
Conditions or Natural
Disasters.................... At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the tables entitled "Geographic Distribution of Mortgaged Properties of the Mortgage Loans" in the attached collateral summary for a listing of the locations and concentrations of the mortgaged properties.

                              Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Residential Real Estate Values
May Fluctuate and Adversely
Affect Your Investment....... There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the table in the accompanying collateral annex might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

                              In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

There is a Risk that Interest
Payments on the Mortgage
Loans May Be Insufficient
to Pay Interest on Your
Certificates................. When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the Mortgage Loans, but in each case only up to the amount of Compensating Interest related to such Mortgage Loans for such Distribution Date. To the extent these shortfalls relating to an Overcollateralized Group exceed the related Compensating Interest, holders of Overcollateralized Certificates may incur a loss to the extent the applicable credit enhancements are insufficient.

Certificates May Not Be
Appropriate for
Individual Investors......... If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

                              o if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans;

                              o the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                              o   you may not be able to reinvest amounts
                                  distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

                              o   a secondary market for the Offered
                                  Certificates may not develop or provide you with liquidity of investment; and

                              o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

Limited Source of Payments --
No Recourse to Depositor,
Seller, Servicer or Trustee.. Proceeds of the Mortgage Loans (and any Yield
                              Maintenance Agreement) will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Servicer, the Sponsor, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor with respect to certain breaches of representations and warranties, and limited obligations of the Servicer with respect to its servicing obligations.

                              Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sponsor, the Servicer, the Trustee or any of their affiliates.

Limited Liquidity............ The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

                              The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Interest Only, Super Senior Support, Companion, Inverse Floating Rate, Principal Only, or Subordinated Certificates) will experience illiquidity.

Alternative Underwriting
Standards May Increase Risk
of Loss...................... Certain of the Mortgage Loans may have been originated using the Sponsor's "Alternative A" underwriting guidelines. See "The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America Alternative Underwriting Standards" in the base prospectus. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by the sponsor. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the Sponsor's general underwriting standards.

The Rate of Default on
Mortgage Loans that Are
Secured by Investor
Properties May be Higher
than on Other Mortgage Loans. Certain of the Mortgage Loans may be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

There Are Risks Relating to
Mortgaged Properties Subject
to Second Lien Mortgage
Loans........................ At the time of origination of certain of the
                              Mortgage Loans, a lender other than the Sponsor may have originated a second lien mortgage loan. Mortgage Loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Subordinate Certificates May
Provide Subordination
for All Groups............... The Subordinate Certificates may provide credit support for more than one Group of Senior
                              Certificates and thus the outstanding Class
                              Balances of such Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of principal losses on the Mortgage Loans in one Loan Group. Therefore, these losses on the Mortgage Loans in one Loan Group will reduce the subordination provided by the Subordinate Certificates to the other Groups of Senior Certificates and increase the likelihood that losses may be allocated to the other Groups of Senior Certificates.

                              Under certain circumstances due to a
                              cross-collateralization mechanism, principal otherwise payable to these Subordinate Certificates will be paid to certain Senior Certificates.

                      Categories of Classes of Certificates

   The Certificates of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The chart in the base prospectus under the heading "Description of the Certificates--Categories of Classes of Certificates" identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                       [Banc of America Securities LOGO]

--------------------------------------------------------------------------------
   The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

   Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.



Mortgage Pass-Through Certificates, Series 2006-7

Banc of America Alternative Loan Trust 2006-7
Issuing Entity


Banc of America Mortgage Securities, Inc.
Depositor

Bank of America, National Association
Sponsor and Servicer

[BANK OF AMERICA LOGO]


September 12, 2006



Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

[Banc of America Securities Logo]   Banc of America Alternative Loan Trust, Inc.
                                      Mortgage Pass-Through Certificates, 2006-7
--------------------------------------------------------------------------------


                                   DISCLAIMER
                                   ----------


This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

            THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT
ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE
DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER
EMAIL SYSTEM.











Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

[Banc of America Securities Logo]   Banc of America Alternative Loan Trust, Inc.
                                      Mortgage Pass-Through Certificates, 2006-7
--------------------------------------------------------------------------------

        Selected Aggregate Mortgage Loan Data as of September 1, 2006(1)


                                        Range or Total         Weighted Average
                                      ------------------      ------------------
Number of  Aggregate Mortgage
Loans                                       3,479
Aggregate Unpaid Principal Balance     $670,632,422.63
Unpaid Principal Balance                $17,700.00 to
                                        $2,255,906.68           $192,765.86
Mortgage Interest Rate                 5.750% to 8.375%            6.954%
Servicing Fee Rate                         0.2500%
Trustee Fee Rate                           0.0033%
Administrative Fee Rate                    0.2533%
Remaining Terms to Stated Maturity    232 to 360 months          357 months
Original Term                         240 to 360 months          359 months
Number of Months Since Origination      1 to 23 months            3 months
Original Loan-to-Value Ratio          11.78% to 103.00%            75.50%
Credit Scores                             603 to 831                719
Latest Maturity Date                  September 1, 2036
Number of Interest-Only Mortgage
  Loans                                      167
Aggregate Unpaid Principal Balance
  of Interest-Only Mortgage Loans       $42,619,033.40
Unpaid Principal Balance of
Interest-Only Mortgage
    Loans                               $67,425.00 to
                                         $750,000.00            $255,203.79
Number of Buy-Down Loans                      0
Aggregate Unpaid Principal Balance
  of Buy-Down Loans                          N/A
Unpaid Principal Balance of
  Buy-Down Loans                             N/A                    N/A
Number of BPP Mortgage Loans                 347
Aggregate Unpaid Principal Balance
  of BPP Mortgage Loans                 $48,163,050.97
Unpaid Principal Balance of BPP         $17,700.00 to
  Mortgage Loans                         $999,311.80            $138,798.42
Number of Mortgage Loans
  underwritten using "Alternative
  A" underwriting standards                 1,206
Aggregate Unpaid Principal Balance
  of Mortgage Loans underwritten
  using "Alternative A"
  underwriting standards               $312,828,855.44
Unpaid Principal Balance of
  Mortgage Loans underwritten
  using "Alternative A"                 $19,093.59 to
  underwriting standards                $1,661,068.61           $259,393.74
Number of Mortgage Loans secured
  by leases on real
   property                                   16
Aggregate Unpaid Principal Balance
  of Mortgage Loans secured by
  leases on real property               $1,664,454.02
Unpaid Principal Balance of
  Mortgage Loans secured by leases      $37,800.00 to
  on real property                       $398,856.29            $104,028.38
Geographic Concentration of
Mortgaged Properties
   in Excess of 5.00% of the
Aggregate Unpaid
   Principal Balance
     Florida....................            17.61%
     California.................            16.49%
     Texas......................            9.20%
     New York...................            5.24%
Maximum Single Five-Digit Zip Code          0.40%
  Concentration

--------------------------
(1) Approximate (+/-5%).


Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

[Banc of America Securities Logo]   Banc of America Alternative Loan Trust, Inc.
                                      Mortgage Pass-Through Certificates, 2006-7
--------------------------------------------------------------------------------

                     Occupancy of Mortgaged Properties(1)(2)


                                                       Aggregate Stated          % of Aggregate
                             Number of Aggregate     Principal Balance as      Cut-off Date Pool
Occupancy(2)                   Mortgage Loans           of Cut-off Date        Principal Balance
------------                   --------------           ---------------        -----------------
Primary Residence                   2,219               $476,615,987.11              71.07%
Investor Property                   1,038               145,108,163.38               21.64
Second Home                          222                 48,908,272.14                7.29
         Total:.............        3,479               $670,632,422.63             100.00%

--------------------------
(1) Based solely on representations of the mortgagor at the time of origination of the related Aggregate Mortgage Loan.

(2)   Approximate (+/-5%).



                                      Property Type(1)


                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
                                  Aggregate      Balance as of    Pool Principal
Property Type (1)               Mortgage Loans    Cut-off Date       Balance
-----------------------         --------------  ---------------   --------------
Single Family Residence             2,252       $420,966,383.47       62.77%
PUD-Detached                         367         85,152,869.00        12.70
2-Family                             244         50,565,270.15         7.54
Condominium - Low                    295         46,211,158.45         6.89
Condominium - High                    57         15,440,730.06         2.30
4-Family                              67         14,039,522.41         2.09
3-Family                              41         11,468,061.65         1.71
Townhouse                             60          9,911,754.12         1.48
PUD-Attached                          53          9,089,531.15         1.36
Condotel                              43          7,787,142.17         1.16
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------

 (1) Approximate (+/-5%).




Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                 Mortgage Loan Purposes(3)


                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
                                  Aggregate      Balance as of    Pool Principal
Purpose (3)                     Mortgage Loans    Cut-off Date       Balance
-----------------------         --------------  ---------------   --------------
Purchase                            2,401       $417,230,462.56       62.21%
Refinance-Cashout(1)                 745         172,032,725.03       25.65
Refinance-Rate/Term(2)               333         81,369,235.04        12.13
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------
(1) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

(3)   Approximate (+/-5%).



                                   Documentation Type(1)


                                                        Aggregate
                                                         Stated       % of Aggregate
                                        Number of       Principal      Cut-off Date
                                        Aggregate     Balance as of   Pool Principal
Documentation Type (1)                Mortgage Loans  Cut-off Date       Balance
-----------------------               --------------  --------------- --------------
Accelerated - Stated                      1,102      $294,788,087.04      43.96%
Standard                                  1,445      240,099,222.30       35.80
Desk Underwriter/Loan Prospector           435        63,483,339.13        9.47
Accelerated - Paper Saver/Threshold        382        48,462,529.46        7.23
Accelerated - No Ratio                      64        13,387,952.09        2.00
Accelerated - Rapid                         20        5,857,178.03         0.87
Accelerated - Stated Income/Stated          22        3,600,807.31         0.54
Asset
Accelerated - All Ready Home                9          953,307.27          0.14
       Total:................             3,479      $670,632,422.63     100.00%

--------------------------
(1)   Approximate (+/-5%).











Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

[Banc of America Securities Logo]   Banc of America Alternative Loan Trust, Inc.
                                      Mortgage Pass-Through Certificates, 2006-7
--------------------------------------------------------------------------------


           Geographical Distribution of the Mortgaged Properties(1)(2)

                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
                                  Aggregate      Balance as of    Pool Principal
Geographical Area (2)           Mortgage Loans    Cut-off Date       Balance
---------------------           --------------   -------------    --------------
Alabama                                 10         $1,178,036.39        0.18%
Arizona                                 65         14,294,042.21         2.13
Arkansas                                33          3,757,127.46         0.56
California                             308         110,609,814.66       16.49
Colorado                                43          9,962,272.93         1.49
Connecticut                             25          4,536,744.01         0.68
District of Columbia                    11          4,037,216.81         0.60
Florida                                583         118,113,251.37       17.61
Georgia                                157         22,477,033.61         3.35
Hawaii                                  21          5,440,680.36         0.81
Idaho                                   21          3,966,766.02         0.59
Illinois                               124         29,007,730.98         4.33
Indiana                                 32          4,014,401.89         0.60
Iowa                                    32          2,974,069.16         0.44
Kansas                                  65          5,896,049.78         0.88
Kentucky                                16          1,571,394.99         0.23
Louisiana                               6           1,116,131.70         0.17
Maine                                   13          2,780,413.91         0.41
Maryland                                87         20,116,844.49         3.00
Massachusetts                           35         10,196,991.29         1.52
Michigan                                47          6,540,858.58         0.98
Minnesota                               30          5,933,813.02         0.88
Mississippi                             8           1,119,745.67         0.17
Missouri                               107         13,910,157.01         2.07
Montana                                 1            406,960.81          0.06
Nebraska                                2            148,440.66          0.02
Nevada                                  35          8,321,914.95         1.24
New Hampshire                           12          1,959,042.47         0.29
New Jersey                              62         17,575,877.15         2.62
New Mexico                              28          4,192,216.65         0.63
New York                               116         35,121,995.19         5.24
North Carolina                         199         27,476,180.39         4.10
North Dakota                            2            274,923.74          0.04
Ohio                                    21          3,076,859.83         0.46
Oklahoma                                48          4,768,147.52         0.71
Oregon                                  27          4,841,441.99         0.72
Pennsylvania                            70          8,758,019.43         1.31
Rhode Island                            14          3,169,336.14         0.47
South Carolina                         144         22,406,024.55         3.34
South Dakota                            2            160,508.01          0.02
Tennessee                               94         10,696,267.74         1.59
Texas                                  466         61,730,487.75         9.20
Utah                                    20          4,789,967.46         0.71
Vermont                                 10          3,710,165.56         0.55
Virginia                               109         22,377,202.67         3.34
Washington                              64         12,756,877.59         1.90
West Virginia                           4            673,489.31          0.10
Wisconsin                               49          7,577,796.85         1.13
Wyoming                                 1            110,689.92          0.02
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------
(1) As of the Cut-off Date, no more than approximately 0.40% of the Aggregate Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

(2)   Approximate (+/-5%).


Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

[Banc of America Securities Logo]   Banc of America Alternative Loan Trust, Inc.
                                      Mortgage Pass-Through Certificates, 2006-7
--------------------------------------------------------------------------------


                 Current Mortgage Loan Principal Balances(1)(2)

                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
Current Mortgage Loan             Aggregate      Balance as of    Pool Principal
Principal Balances(2)           Mortgage Loans    Cut-off Date       Balance
---------------------           --------------    ------------    --------------
$0.01 to $50,000.00                  161         $6,269,267.20        0.93%
$50,000.01 to $100,000.00            736         57,752,739.48         8.61
$100,000.01 to $150,000.00           906         113,491,398.91       16.92
$150,000.01 to $200,000.00           573         100,282,304.34       14.95
$200,000.01 to $250,000.00           306         69,342,235.60        10.34
$250,000.01 to $300,000.00           237         64,973,857.82         9.69
$300,000.01 to $350,000.00           158         51,181,709.93         7.63
$350,000.01 to $400,000.00           126         47,516,605.46         7.09
$400,000.01 to $450,000.00            91         38,199,367.11         5.70
$450,000.01 to $500,000.00            63         29,987,169.77         4.47
$500,000.01 to $550,000.00            29         15,232,883.90         2.27
$550,000.01 to $600,000.00            19         10,967,315.04         1.64
$600,000.01 to $650,000.00            17         10,700,773.69         1.60
$650,000.01 to $700,000.00            7           4,622,466.79         0.69
$700,000.01 to $750,000.00            10          7,373,218.12         1.10
$750,000.01 to $800,000.00            4           3,123,502.23         0.47
$800,000.01 to $850,000.00            2           1,635,000.00         0.24
$850,000.01 to $900,000.00            6           5,353,837.45         0.80
$900,000.01 to $950,000.00            5           4,636,808.10         0.69
$950,000.01 to $1,000,000.00          10          9,869,274.02         1.47
$1,000,000.01 to $1,500,000.00        10         11,983,822.82         1.79
$1,500,000.01 to $2,000,000.00        1           1,661,068.61         0.25
$2,000,000.01 to $2,500,000.00        2           4,475,796.24         0.67
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------
(1) As of the Cut-off Date, the average outstanding principal balance of the Aggregate Mortgage Loans is expected to be approximately $192,766.

(2)   Approximate (+/-5%).





Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

[Banc of America Securities Logo]   Banc of America Alternative Loan Trust, Inc.
                                      Mortgage Pass-Through Certificates, 2006-7
--------------------------------------------------------------------------------

                      Original Debt-to-Income Ratios(1)(2)

                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
Original Debt-to-Income           Aggregate      Balance as of    Pool Principal
Ratios(2)                       Mortgage Loans    Cut-off Date       Balance
-----------------------         --------------    ------------    --------------
Not calculated                        37         $8,609,149.89        1.28%
0.01% to 10.00%                       44          5,618,073.21         0.84
10.01% to 20.00%                     209         32,018,565.53         4.77
20.01% to 30.00%                     592         107,293,442.75       16.00
30.01% to 40.00%                    1,319        267,096,413.55       39.83
40.01% to 50.00%                     999         201,642,348.20       30.07
50.01% to 60.00%                     230         39,956,898.19         5.96
60.01% to 70.00%                      46          8,039,928.06         1.20
70.01% to 80.00%                      3            357,603.25          0.05
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Aggregate Mortgage Loans is expected to be approximately 36.98%.

(2)   Approximate (+/-5%).

                       Original Loan-to-Value Ratios(1)(2)


                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
Original Loan-to-Value Ratios     Aggregate      Balance as of    Pool Principal
(2)                             Mortgage Loans    Cut-off Date       Balance
------------------------------  --------------    ------------    --------------
10.01% to 15.00%                      6           $634,894.24         0.09%
15.01% to 20.00%                      12          1,491,586.51         0.22
20.01% to 25.00%                      8            770,810.41          0.11
25.01% to 30.00%                      12          1,774,264.24         0.26
30.01% to 35.00%                      21          4,684,815.94         0.70
35.01% to 40.00%                      27          4,755,576.45         0.71
40.01% to 45.00%                      49          9,403,746.12         1.40
45.01% to 50.00%                      63         13,283,610.94         1.98
50.01% to 55.00%                      60         14,067,090.23         2.10
55.01% to 60.00%                      76         15,892,175.79         2.37
60.01% to 65.00%                      77         18,140,425.03         2.70
65.01% to 70.00%                     236         65,061,993.61         9.70
70.01% to 75.00%                     325         76,094,856.12        11.35
75.01% to 80.00%                    2,033        366,571,439.62       54.66
80.01% to 85.00%                      48         10,136,434.44         1.51
85.01% to 90.00%                     267         45,080,030.46         6.72
90.01% to 95.00%                     106         15,602,694.65         2.33
95.01% to 100.00%                     36          5,443,989.57         0.81
Over 100.00%                          17          1,741,988.26         0.26
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Aggregate Mortgage Loans is expected to be approximately 75.50%.

(2)   Approximate (+/-5%).



Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

[Banc of America Securities Logo]   Banc of America Alternative Loan Trust, Inc.
                                      Mortgage Pass-Through Certificates, 2006-7
--------------------------------------------------------------------------------

                          Mortgage Interest Rates(1)(2)


                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
                                  Aggregate      Balance as of    Pool Principal
Mortgage Interest Rates (2)     Mortgage Loans    Cut-off Date       Balance
---------------------------     --------------    ------------    --------------
5.501% to 5.750%                      5          $3,156,223.17        0.47%
5.751% to 6.000%                      28          6,973,376.57         1.04
6.001% to 6.250%                      86         20,736,311.61         3.09
6.251% to 6.500%                     353         73,117,007.23        10.90
6.501% to 6.750%                     671         131,938,472.21       19.67
6.751% to 7.000%                    1,065        204,355,432.88       30.47
7.001% to 7.250%                     624         110,634,904.61       16.50
7.251% to 7.500%                     421         68,258,667.17        10.18
7.501% to 7.750%                     130         29,590,351.19         4.41
7.751% to 8.000%                      76         18,636,676.18         2.78
8.001% to 8.250%                      16          2,345,853.39         0.35
8.251% to 8.500%                      4            889,146.42          0.13
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average mortgage interest rate of the Aggregate Mortgage Loans is expected to be approximately 6.954% per annum.

(2)   Approximate (+/-5%).


                    Number of Months Since Origination(1)(2)


                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
                                  Aggregate      Balance as of    Pool Principal
Months Since Origination (2)    Mortgage Loans    Cut-off Date       Balance
----------------------------    --------------   -------------    --------------
1 to 2                              1,360       $238,712,553.78       35.60%
3 to 4                              1,876        376,036,918.67       56.07
5 to 6                               181         35,532,790.78         5.30
7 to 8                                4            561,725.84          0.08
9 to 10                               4            737,163.59          0.11
11 to 12                              6           2,531,023.93         0.38
13 to 14                              13          4,096,229.45         0.61
15 to 16                              9           3,404,916.16         0.51
17 to 18                              14          5,042,904.24         0.75
19 to 20                              7           2,311,352.71         0.34
over 21                               5           1,664,843.48         0.25
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average number of months since origination of the Aggregate Mortgage Loans is expected to be approximately 3 months.

(2)   Approximate (+/-5%).


Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

[Banc of America Securities Logo]   Banc of America Alternative Loan Trust, Inc.
                                      Mortgage Pass-Through Certificates, 2006-7
--------------------------------------------------------------------------------

                              Remaining Terms(1)(2)


                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
                                  Aggregate      Balance as of    Pool Principal
Remaining Terms (2)             Mortgage Loans    Cut-off Date       Balance
----------------------------    --------------   -------------    --------------
221 to 240                            48         $4,900,101.69        0.73%
261 to 280                            1            58,099.66           0.01
281 to 300                            14          1,838,607.31         0.27
321 to 340                            1            140,000.00          0.02
341 to 360                          3,415        663,695,613.97       98.97
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Aggregate Mortgage Loans is expected to be approximately 357 months.

(2)   Approximate (+/-5%).


                        Credit Scores of Mortgagors(1)(2)


                                                   Aggregate
                                                     Stated       % of Aggregate
                                  Number of        Principal       Cut-off Date
                                  Aggregate      Balance as of    Pool Principal
Credit Scores(2)                Mortgage Loans    Cut-off Date       Balance
----------------------------    --------------   -------------    --------------
801 to 850                           128         $22,013,981.04       3.28%
751 to 800                           911         162,436,135.58       24.22
701 to 750                          1,101        201,817,488.80       30.09
651 to 700                          1,093        236,563,945.65       35.27
601 to 650                           208         39,099,537.31         5.83
Not Scored                            38          8,701,334.25         1.30
       Total:.............          3,479       $670,632,422.63      100.00%

--------------------------
(1) The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

(2)   Approximate (+/-5%).

Banc of America Securities LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------